Exhibit 99.1
Marathon Petroleum Corp. Reports Fourth-Quarter and Full-Year 2022 Results
•Fourth-quarter net income attributable to MPC of $3.3 billion, or $7.09 per diluted share; adj. net income of $3.1 billion, or $6.65 per diluted share; adj. EBITDA of $5.8 billion
•Full-year net cash provided by operating activities of $16.4 billion, reflecting improving operational and commercial execution
•Returned $13.2 billion of capital to shareholders in 2022; $11.9 billion through share repurchases and $1.3 billion through dividends
•2023 MPC standalone capital spending outlook of $1.3 billion; approximately 40% of growth capital for low carbon projects
•Announced incremental $5 billion share repurchase authorization

FINDLAY, Ohio, Jan. 31, 2023 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $3.3 billion, or $7.09 per diluted share, for the fourth quarter of 2022, compared with net income attributable to MPC of $774 million, or $1.27 per diluted share, for the fourth quarter of 2021. Adjusted net income was $3.1 billion, or $6.65 per diluted share, for the fourth quarter of 2022. This compares to adjusted net income of $794 million, or $1.30 per diluted share, for the fourth quarter of 2021. Adjustments are shown in the accompanying release tables.
For the full year 2022, net income attributable to MPC was $14.5 billion, or $28.12 per diluted share, compared with net income attributable to MPC of $9.7 billion or $15.24 per diluted share for the full year of 2021. Adjusted net income was $13.5 billion, or $26.16 per diluted share for the full year of 2022. This compares with adjusted net income attributable to MPC of $1.6 billion or $2.45 per diluted share for the full year of 2021. Adjustments are shown in the accompanying release tables.
“In 2022, we delivered on our strategic commitments,” said President and Chief Executive Officer Michael J. Hennigan. “We operated our system at 96% utilization and executed commercially, resulting in $16.4 billion of net cash from operations. We returned nearly $12 billion through share repurchases during the year, bringing total repurchases to almost $17 billion since May 2021. In addition, back in November, we increased our quarterly dividend by 30%. Today, we announced a 2023 MPC standalone capital spending outlook of $1.3 billion, and with the incremental share repurchase authorization we now have $7.6 billion in remaining authorization.”

Results from Operations
Adjusted EBITDA from Continuing and Discontinued Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Refining & Marketing Segment
Segment income from operations	$3,910	$881	$16,437	$1,016
Add: Depreciation and amortization	455	464	1,850	1,870
Refining planned turnaround costs	442	204	1,122	582
Storm impacts	—	—	—	50
LIFO inventory charge	(176)	—	(148)	—
Refining & Marketing segment adjusted EBITDA	4,631	1,549	19,261	3,518

Midstream Segment
Segment income from operations	1,088	1,070	4,462	4,061
Add: Depreciation and amortization	327	335	1,310	1,329
Storm impacts	—	—	—	20
Midstream segment adjusted EBITDA	1,415	1,405	5,772	5,410

Subtotal	6,046	2,954	25,033	8,928
Corporate	(259)	(173)	(753)	(696)
Add: Depreciation and amortization	15	14	55	109
Adjusted EBITDA from continuing operations	$5,802	$2,795	$24,335	$8,341

Speedway
Speedway	$—	$—	$—	$613
Add: Depreciation and amortization	—	—	—	3
Adjusted EBITDA from discontinued operations	$—	$—	$—	$616

Adjusted EBITDA from continuing and discontinued operations	$5,802	$2,795	$24,335	$8,957

Refining & Marketing (R&M)
Segment adjusted EBITDA was $4.6 billion in the fourth quarter of 2022, versus $1.5 billion for the fourth quarter of 2021. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $442 million in the fourth quarter of 2022 and $204 million in the fourth quarter of 2021. The increase in segment adjusted EBITDA was driven by higher R&M margins.
R&M margin was $28.82 per barrel for the fourth quarter of 2022, versus $15.88 per barrel for the fourth quarter of 2021. Crude capacity utilization was approximately 94%, resulting in total throughput of 2.9 million barrels per day for the fourth quarter of 2022, which is roughly flat year-over-year.
Refining operating costs per barrel were $5.62 for the fourth quarter of 2022, versus $5.36 for the fourth quarter of 2021. The majority of this increase was primarily driven by higher energy costs, project expense associated with higher turnaround activity, as well as a special compensation expense.

Midstream
Segment adjusted EBITDA was $1.4 billion in the fourth quarter of 2022, versus $1.4 billion for the fourth quarter of 2021 as higher pipeline tariff rates and contributions from joint ventures were offset largely by higher project related expenses, lower natural gas liquids prices, and a special compensation expense.
Corporate and Items Not Allocated
Corporate expenses totaled $259 million in the fourth quarter of 2022, compared with $173 million in the fourth quarter of 2021. The variance was primarily driven by retroactive operating tax assessments for prior periods and special compensation expenses. The company will continue to pursue recovery of these tax assessments.
Speedway
This business was sold on May 14, 2021. Historic results are reported as discontinued operations.
Financial Position, Liquidity, and Return of Capital
As of December 31, 2022, MPC had $11.8 billion of cash, cash equivalents, and short-term investments and $5 billion available on its bank revolving credit facility. MPC debt at the end of the fourth quarter of 2022 totaled $6.9 billion, excluding MPLX debt. MPC’s gross debt-to-capital ratio, excluding MPLX debt, was 20% at the end of the fourth quarter of 2022, which is below the company’s stated target of 25%-30%.
In October 2022, MPC completed its $15 billion return of capital commitment, having repurchased approximately 30% of outstanding shares as of the program commencement in May 2021. In the fourth quarter, the company repurchased $1.8 billion of company shares, and since year-end, has repurchased $0.7 billion through January 27, 2023.
Additionally, the Board of Directors has approved an incremental $5 billion share repurchase authorization. As of today, the company has approximately $7.6 billion remaining available under its current share repurchase authorization. The authorization has no expiration date. MPC may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans. The timing of repurchases will depend upon several factors, including market and business conditions, and repurchases may be discontinued at any time.
Strategic and Operations Update
MPC’s standalone capital spending outlook for 2023 is $1.3 billion. Approximately 70% of overall spending is focused on growth capital and 30% on sustaining capital. Of the $900 million of growth capital, approximately 40% is allocated to low carbon opportunities focused on expanding into new commercial opportunities, improving the efficiency of MPC’s assets, and lowering the company’s emissions profile and enhancing its long-term sustainability.
Phase I of the Martinez Renewable Fuels facility is progressing start-up activities. The facility is on track to reach full Phase I production capacity of 260 million gallons per year of renewable fuels by the end of the first quarter of 2023. Pretreatment capabilities are expected to come online in the second half of 2023 and the facility is expected to be capable of producing 730 million gallons per year by the end of 2023.
MPLX announced a capital outlook of $950 million, which includes approximately $800 million of growth capital and $150 million of maintenance capital. The capital spending plan focuses on expansions and de-bottlenecking of MPLX's existing Logistics & Storage segment assets, and increasing its Gathering & Processing segment’s capacity to meet customer demand. MPLX continues to evaluate opportunities to meet the needs of today and participate in an energy-diverse future.

2023 Capital Plan ($ millions)

MPC (excluding MPLX)
Refining & Marketing Segment:	$1,250
Growth - Traditional	550
Growth - Low Carbon	350
Maintenance	350
Midstream Segment (excluding MPLX)	—
Corporate and Other(a)	50
Total MPC (excluding MPLX)	$1,300

MPLX Total	$950
(a)     Does not include capitalized interest

First Quarter 2023 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.60
Distribution costs (in millions)	$1,350
Refining planned turnaround costs (in millions)	$350
Depreciation and amortization (in millions)	$460

Refinery throughputs (mbpd):
Crude oil refined	2,540
Other charge and blendstocks	295
Total	2,835

Corporate (in millions)	$175

(a)Excludes refining planned turnaround and depreciation and amortization expense

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Finance and Investor Relations
Brian Worthington, Director
Kenan Kinsey, Supervisor

Media Contact: (419) 421-3312
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions, diversity and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors. In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: the continuance or escalation of the military conflict between Russia and Ukraine and related sanctions and market disruptions; general economic, political or regulatory developments, including inflation, rising interest rates and changes in governmental policies relating to refined petroleum products, crude oil, natural gas or NGLs, or taxation; continued or further volatility in and degradation of general economic, market, industry or business conditions; the magnitude, duration and extent of future resurgences of the COVID-19 pandemic and its effects; the regional, national and worldwide demand for refined products and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the success or timing of completion of ongoing or anticipated projects or transactions, including the conversion of the Martinez Refinery to a renewable fuels facility; the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframes if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles, achieve our ESG plans and goals and realize the expected benefits thereof; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2021, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.
Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share data)	2022	2021	2022	2021
Revenues and other income:
Sales and other operating revenues	$39,813	$35,336	$177,453	$119,983
Income from equity method investments	186	152	655	458
Net gain (loss) on disposal of assets	(11)	18	1,061	21
Other income	105	102	783	468
Total revenues and other income	40,093	35,608	179,952	120,930
Costs and expenses:
Cost of revenues (excludes items below)	33,575	32,184	151,671	110,008
Depreciation and amortization	797	813	3,215	3,364
Selling, general and administrative expenses	763	656	2,772	2,537
Other taxes	219	177	825	721
Total costs and expenses	35,354	33,830	158,483	116,630
Income from continuing operations	4,739	1,778	21,469	4,300
Net interest and other financial costs	186	430	1,000	1,483
Income from continuing operations before income taxes	4,553	1,348	20,469	2,817
Provision for income taxes on continuing operations	984	243	4,491	264
Income from continuing operations, net of tax	3,569	1,105	15,978	2,553
Income from discontinued operations, net of tax	72	—	72	8,448
Net income	3,641	1,105	16,050	11,001
Less net income attributable to:
Redeemable noncontrolling interest	23	21	88	100
Noncontrolling interests	297	310	1,446	1,163
Net income attributable to MPC	$3,321	$774	$14,516	$9,738

Per share data
Basic:
Continuing operations	$6.98	$1.28	$28.17	$2.03
Discontinued operations	0.15	—	0.14	13.31
Net income per share	$7.13	$1.28	$28.31	$15.34

Weighted average shares outstanding (in millions)	465	605	512	634
Diluted:
Continuing operations	$6.94	$1.27	$27.98	$2.02
Discontinued operations	0.15	—	0.14	13.22
Net income per share	$7.09	$1.27	$28.12	$15.24

Weighted average shares outstanding (in millions)	468	609	516	638

Income Summary for Continuing Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Refining & Marketing	$3,910	$881	$16,437	$1,016
Midstream	1,088	1,070	4,462	4,061
Corporate	(259)	(173)	(753)	(696)
Income from continuing operations before items not allocated to segments	4,739	1,778	20,146	4,381
Items not allocated to segments:
Gain on sale of assets	—	—	1,058	—
Renewable volume obligation requirements	—	—	238	—
Litigation	—	—	27	—
Impairment and idling expenses	—	—	—	(81)
Income from continuing operations	$4,739	$1,778	$21,469	$4,300

Income Summary for Discontinued Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Speedway	$—	$—	$—	$613
Gain on sale of assets	60	—	60	11,682
Transaction-related costs	—	—	—	(46)
Income from discontinued operations	$60	$—	$60	$12,249

Capital Expenditures and Investments (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Refining & Marketing	$504	$373	$1,508	$911
Midstream	297	225	1,069	731
Corporate(a)	48	53	211	173
Speedway	—	—	—	177
Total	$849	$651	$2,788	$1,992

(a)Includes capitalized interest of $27 million, $20 million, $103 million and $68 million for the fourth quarter 2022, the fourth quarter 2021, the year 2022 and the year 2021, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Refining & Marketing margin, excluding LIFO inventory credit(a)	$28.16	$15.88	$28.10	$13.36
LIFO inventory credit	0.66	—	0.14	—
Refining & Marketing margin(a)	28.82	15.88	28.24	13.36
Less:
Refining operating costs, excluding storm impacts(b)	5.62	5.36	5.41	5.02
Distribution costs(c)	5.12	4.93	4.89	5.04
Other income(d)	0.03	(0.14)	(0.08)	(0.14)
LIFO inventory credit	0.66	—	0.14	—
Refining & Marketing adjusted EBITDA	17.39	5.73	17.88	3.44
Less:
Storm impacts on refining operating cost(e)	—	—	—	0.05
Refining planned turnaround costs	1.66	0.75	1.04	0.57
Depreciation and amortization	1.71	1.72	1.72	1.83
LIFO inventory charge	(0.66)	—	(0.14)	—
Refining & Marketing income from operations	$14.68	$3.26	$15.26	$0.99

Fees paid to MPLX included in distribution costs above	$3.45	$3.38	$3.39	$3.40

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.
(e)Storms in the first and third quarters of 2021 resulted in higher costs, including maintenance and repairs.

Refining & Marketing - Supplemental Operating Data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Refining & Marketing refined product sales volume (mbpd)(a)	3,532	3,600	3,508	3,425
Crude oil refining capacity (mbpcd)(b)	2,887	2,874	2,887	2,874
Crude oil capacity utilization (percent)(b)	94	94	96	91

Refinery throughputs (mbpd):
Crude oil refined	2,700	2,700	2,761	2,621
Other charge and blendstocks	195	236	190	178
Net refinery throughput	2,895	2,936	2,951	2,799

Sour crude oil throughput (percent)	46	48	47	47
Sweet crude oil throughput (percent)	54	52	53	53

Refined product yields (mbpd):
Gasoline	1,457	1,574	1,494	1,446
Distillates	1,078	1,025	1,079	965
Propane	65	55	70	52
NGLs and petrochemicals	129	203	178	250
Heavy fuel oil	107	28	73	31
Asphalt	86	84	89	91
Total	2,922	2,969	2,983	2,835
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	59	70	73	59

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities. Excludes idled Martinez and Gallup facilities and our Dickinson plant in renewable diesel service.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs, refining depreciation and amortization expense and the estimated 2021 storm impacts.

Gulf Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$26.86	$17.13	$26.88	$12.46
Refining operating costs	4.63	4.08	4.27	4.00
Refining planned turnaround costs	2.93	0.37	1.39	0.44
Refining depreciation and amortization	1.34	1.25	1.30	1.41

Gulf Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Refinery throughputs (mbpd):
Crude oil refined	1,069	1,130	1,122	1,041
Other charge and blendstocks	126	173	148	124
Gross refinery throughput	1,195	1,303	1,270	1,165

Sour crude oil throughput (percent)	55	62	57	61
Sweet crude oil throughput (percent)	45	38	43	39

Refined product yields (mbpd):
Gasoline	560	657	616	554
Distillates	443	426	458	389
Propane	35	30	40	26
NGLs and petrochemicals	82	193	107	199
Heavy fuel oil	77	8	53	6
Asphalt	16	18	19	19
Total	1,213	1,332	1,293	1,193
Inter-region refinery transfers included in throughput and yields above (mbpd)	31	42	43	30

Mid-Continent Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$29.20	$11.80	$27.67	$13.05
Refining operating costs	5.25	4.96	5.06	4.47
Refining planned turnaround costs	0.72	1.40	0.73	0.87
Refining depreciation and amortization	1.52	1.57	1.54	1.58

Refinery throughputs (mbpd):
Crude oil refined	1,126	1,074	1,129	1,096
Other charge and blendstocks	74	86	68	63
Gross refinery throughput	1,200	1,160	1,197	1,159

Sour crude oil throughput (percent)	27	26	26	26
Sweet crude oil throughput (percent)	73	74	74	74

Refined product yields (mbpd):
Gasoline	633	620	619	606
Distillates	440	407	432	398
Propane	22	19	21	19
NGLs and petrochemicals	24	40	45	57
Heavy fuel oil	15	10	14	12
Asphalt	70	66	69	72
Total	1,204	1,162	1,200	1,164
Inter-region refinery transfers included in throughput and yields above (mbpd)	5	15	7	11

West Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$28.63	$21.72	$31.87	$16.06
Refining operating costs	7.95	8.64	8.07	7.89
Refining planned turnaround costs	0.77	0.22	0.78	0.14
Refining depreciation and amortization	1.24	1.34	1.32	1.46

Refinery throughputs (mbpd):
Crude oil refined	505	496	510	484
Other charge and blendstocks	54	47	47	50
Gross refinery throughput	559	543	557	534

Sour crude oil throughput (percent)	69	63	71	66
Sweet crude oil throughput (percent)	31	37	29	34

Refined product yields (mbpd):
Gasoline	282	297	286	286
Distillates	207	192	198	178
Propane	8	6	9	7
NGLs and petrochemicals	30	33	33	43
Heavy fuel oil	37	17	36	23
Asphalt	—	—	1	—
Total	564	545	563	537
Inter-region refinery transfers included in throughput and yields above (mbpd)	23	13	23	18

Midstream Operating Statistics (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Pipeline throughputs (mbpd)(a)	5,688	5,672	5,743	5,542
Terminal throughput (mbpd)	3,018	2,889	3,022	2,886
Gathering system throughput (million cubic feet per day)(b)	6,179	5,444	5,794	5,258
Natural gas processed (million cubic feet per day)(b)	8,588	8,479	8,448	8,401
C2 (ethane) + NGLs fractionated (mbpd)(b)	583	549	552	551

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (unaudited)

	December 31, 2022	September 30, 2022
(In millions)
Cash and cash equivalents	$8,625	$7,376
Short-term investments	3,145	3,759
MPC debt	6,904	6,923
MPLX debt	19,796	19,779
Total consolidated debt(a)	26,700	26,702
Redeemable noncontrolling interest	968	967
Equity	34,119	32,808
Shares outstanding	454	469

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.
Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Net income attributable to MPC	$3,321	$774	$14,516	$9,738
Pre-tax adjustments:
Gain on Speedway sale	(60)	—	(60)	(11,682)
Gain on sale of assets	—	—	(1,058)	—
LIFO inventory credit	(176)	—	(148)	—
Renewable volume obligation requirements	—	—	(238)	—
Litigation	—	—	—	—
Senior notes redemption make-whole premiums	—	132	—	132
Impairments	—	—	—	81
Storm impacts	—	—	—	70
Pension settlement	—	—	—	49
Transaction-related costs	—	—	—	46
Tax impact of adjustments(a)	27	(112)	306	3,159
Non-controlling interest impact of adjustments	—	—	183	(30)
Adjusted net income attributable to MPC	$3,112	$794	$13,501	$1,563

Diluted income per share	$7.09	$1.27	$28.12	$15.24
Adjusted diluted income per share(b)	$6.65	$1.30	$26.16	$2.45

(a)Income taxes for the three and twelve months ended December 31, 2022 were calculated by applying a combined federal and state tax rate of 22% to the pre-tax adjustments, adjusted for the actual tax benefit of $12 million related to the discontinued operations gain. Income taxes for adjusted earnings for the three and twelve months ended December 31, 2021 were calculated by applying a combined federal and state statutory tax rate of 24% to the adjusted pre-tax income. The corresponding adjustments to reported income taxes are shown in the table above.
(b)Weighted average diluted shares used for the adjusted net loss per share calculations do not assume the conversion of share-based awards, as the effect would be anti-dilutive.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA from Continuing Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Net income attributable to MPC	$3,321	$774	$14,516	$9,738
Net income attributable to noncontrolling interests	320	331	1,534	1,263
Income from discontinued operations, net of tax	(72)	—	(72)	(8,448)
Provision for income taxes on continuing operations	984	243	4,491	264
Net interest and other financial costs	186	430	1,000	1,483
Depreciation and amortization	797	813	3,215	3,364
Refining planned turnaround costs	442	204	1,122	582
Storm impacts	—	—	—	70
LIFO inventory credit	(176)	—	(148)	—
Gain on sale of assets	—	—	(1,058)	—
Renewable volume obligation requirements	—	—	(238)	—
Litigation	—	—	(27)	—
Impairments	—	—	—	25
Adjusted EBITDA from continuing operations	$5,802	$2,795	$24,335	$8,341

Reconciliation of Income from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Income from discontinued operations, net of tax	$72	$—	$72	$8,448
Provision for income taxes	(12)	—	(12)	3,795
Net interest and other financial costs	—	—	—	6
Depreciation and amortization	—	—	—	3
Gain on sale of assets	(60)	—	(60)	(11,682)
Transaction-related costs	—	—	—	46
Adjusted EBITDA from discontinued operations	$—	$—	$—	$616

Refining & Marketing Margin
Refining margin is defined as sales revenue less the cost of refinery inputs and purchased products.
Reconciliation of Refining & Marketing Income from Operations to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2022	2021	2022	2021
Refining & Marketing income from operations	$3,910	$881	$16,437	$1,016
Plus (Less):
Selling, general and administrative expenses	598	526	2,294	2,021
Income from equity method investments	8	(32)	(31)	(59)
Net gain on disposal of assets	—	—	(37)	(6)
Other income	(80)	(80)	(686)	(369)
Refining & Marketing gross margin	4,436	1,295	17,977	2,603
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,879	2,699	10,683	9,806
Depreciation and amortization	455	464	1,850	1,870
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(54)	(132)	82	(485)
Other taxes included in Refining & Marketing margin	(41)	(38)	(173)	(142)
Refining & Marketing margin	7,675	4,288	30,419	13,652
LIFO inventory credit	(176)	—	(148)	—
Refining & Marketing margin, excluding LIFO inventory credit	$7,499	$4,288	$30,271	$13,652

Refining & Marketing margin by region:
Gulf Coast	$2,877	$1,987	$12,038	$5,163
Mid-Continent	3,212	1,242	12,013	5,465
West Coast	1,410	1,059	6,220	3,024
Refining & Marketing margin, excluding LIFO inventory credit	$7,499	$4,288	$30,271	$13,652

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.